First Amendment to Automatic YRT Reinsurance Agreement

("First Amendment")

Reference is made to the Automatic YRT Reinsurance Agreement, dated effective [*], and identified as Treaty Number [*] (herein the "Agreement"), by and between RiverSource Life Insurance Co. of New York ("Ceding Company") and [*] ("Reinsurer"). The undersigned parties hereby agree that the Agreement shall be and is hereby amended as follows:

1.[*]

2.[*]

3.In addition, Article 2.1(d) Automatic Reinsurance is amended to read

(d) the Jumbo Limit, as described in Exhibit B - Plans Covered and Binding Limits, has not been exceeded, and

Capitalized terms not otherwise defined herein have the meaning ascribed to them in the Agreement. Except as expressly amended above, all other terms of the Agreement, together with all exhibits and attachments thereto, remain in full force and effect. This First Amendment is effective immediately upon execution by both of the undersigned parties. This First Amendment is made in duplicate and executed below by authorized officers of both parties.

RiverSource Life Insurance Co. of New York [*]

[*]

Exhibit B (Revised [*])

PLANS COVERED AND BINDING LIMITS

[*]

B-1

Exhibit D (Revised [*])

REINSURANCE PREMIUMS

[*]

D-1

SCHEDULE D-1

[*]

D1-1

SCHEDULE D-2

[*]

D2-1